Recording requested by:
And when recorded mail to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attention: Peter C. Kelley, Esq.
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

SECOND DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS SECURING GUARANTY
(TEXAS)
THIS SECOND DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS SECURING GUARANTY (TEXAS) (this “Security Instrument”) is given as of January 24, 2014, by THE GC NET LEASE (HOUSTON ENCLAVE) INVESTORS, LLC, a Delaware limited liability company (“Grantor”), to CHICAGO TITLE INSURANCE COMPANY (“Trustee”), for the use and benefit of THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation (“VALIC”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (“NUF”), as co-lenders (collectively, “Beneficiary”).
ARTICLE 1
PARTIES, PROPERTY, AND DEFINITIONS
The following terms and references shall have the meanings indicated:
1.1    Beneficiary: The Beneficiary named in the introductory paragraph of this Security Instrument, whose legal address is c/o AIG Investments, 777 South Figueroa Street, 16th Floor, Los Angeles, California 90017, together with any future holder of the Note.
1.2    First Security Instrument: That certain Deed of Trust, Security Agreement Fixture Filing, and Assignment of Leases and Rents dated as of the date hereof, given by Grantor to Beneficiary, and recorded on or about the date hereof in the Official Records of Harris County, Texas, as amended, modified, amended and restated, replaced or supplemented from time to time.
1.3    Grantor: The Grantor named in the introductory paragraph of this Security Instrument (Secretary of State File No. 5316624), whose legal address is 2121 Rosecrans Avenue, Suite 3321, El Segundo, California 90245.
1.4    Loan: The loan from Beneficiary to Grantor evidenced by the Note.
1.5    Note: Collectively, (i) Grantor’s promissory note of even date herewith, payable to the order of VALIC in the principal face amount of $20,140,200 (the “VALIC Note”), and (ii) Grantor’s promissory note of even date herewith, payable to the order of NUF in the principal face amount of $9,919,800 (the “NUF Note”) (and in the aggregate collective amount of $30,060,000), together with all renewals, extensions and modifications of such promissory notes, as the same may be amended, modified, amended and restated, replaced or supplemented from time to time. The NUF Note and the VALIC Note are also sometimes referred collectively herein as the “Notes.” All terms and provisions of the Notes are incorporated by this reference in this Security Instrument.
1.6    Property: All of Grantor’s right, title and interest (if any) in the tract or tracts of land described in Exhibit A attached hereto, together with all of Grantor’s right, title and interest (if any) in the “Property” as described in the First Security Instrument.
1.7    Secured Guaranty: That certain Non-Recourse Secured Guaranty Agreement (Texas Property Owner as Guarantor), of even date herewith, given by Grantor, as guarantor, in favor of Beneficiary, as lender under the Other Loans.
1.8    Secured Obligations: All present and future obligations of Grantor to Beneficiary evidenced by or contained in the Secured Guaranty, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form.
1.9    Trustee: The Trustee named in the introductory paragraph of this Security Instrument, whose address is 2828 Routh Street, Suite 800, Dallas, Texas 75201.

All other initially capitalized terms that are used herein but that are not otherwise defined in this Security Instrument shall have the meanings given to such terms in the First Security Instrument.
ARTICLE 2
GRANTING CLAUSE
2.1    Grant to Trustee. FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, as security for the Secured Obligations, Grantor hereby irrevocably grants, transfers, conveys and assigns the Property to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, and subject to all provisions hereof.
2.2    Security Interest to Beneficiary. As additional security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or Intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Loan Documents, this security interest is a purchase money security interest. This Security Instrument constitutes a security agreement under the Uniform Commercial Code of the State (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Security Instrument pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Security Instrument but shall be in addition thereto:
(a)    The Collateral shall be used by Grantor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Grantor’s own use or as the equipment and furnishings furnished by Grantor, as landlord, to tenants of the Property;
(b)    Subject to Section 5.7 below, the Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Beneficiary (being the Secured Party as that term is used in the Code); and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;
(c)    No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Grantor will, at its cost and expense, upon demand, furnish to Beneficiary such further information and will execute and deliver to Beneficiary such financing statements and other documents in form satisfactory to Beneficiary and will do all such acts and things as Beneficiary may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Beneficiary is hereby authorized to execute and/or to file any such financing statements or other documents; and Grantor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Beneficiary to be necessary or desirable;
(d)    The terms and provisions contained in this Section and in Section 7.6 of this Security Instrument shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and
(e)    This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the office of the recorder of each county where any part of the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering “As-extracted collateral” and accounts subject to Section 9-502(c) of the Texas Business and Commerce Code and is to be filed for record in the real property records. The mailing addresses of Grantor and the Beneficiary are set forth in Article 1 of this Security Instrument. A carbon, photographic or other reproduction of this Security Instrument or any financing statement relating to this Security Instrument shall be sufficient as a financing statement. The filing of this Security Instrument in the real property records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Security Instrument. Grantor is the “Debtor” and Beneficiary is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Security Instrument constitutes a financing statement. The filing by Beneficiary of any other financing statement relating to the Collateral shall not be construed to diminish any right or priority to the Collateral hereunder.
(f)    Notwithstanding anything to the contrary contained in this Security Instrument:
(i)    This Security Instrument, and all conveyances, assignments and grants of security interests hereunder are subject and subordinate to the conveyances, assignments and grants of security interests made in the First Security Instrument;

(ii)    Beneficiary agrees that this Security Instrument shall constitute a Permitted Exception under the Security Instrument, and shall not trigger any violation of the due on encumbrance provisions of the Security Instrument;
(iii)     In the event that Grantor complies with any representation, warranty, agreement, undertaking, covenant or indemnity under the First Security Instrument, Grantor shall be deemed to have complied with the corresponding or duplicative representation, warranty, agreement, undertaking, covenant or indemnity; and
(iv)     In the event that Beneficiary gives any approval, consent or waiver with respect to any provision or matter set forth in or contemplated by the First Security Instrument, Beneficiary shall be deemed to have given such approval, consent or waiver with respect to any corresponding or duplicative provision or matter set forth in or contemplated by this Security Instrument.
ARTICLE 3
GRANTOR’S REPRESENTATIONS AND WARRANTIES
3.1    Warranty of Title. Grantor represents and warrants to Beneficiary that:
(a)    Grantor has good and indefeasible fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions, and the First Security Instrument;
(b)    Grantor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions, and the First Security Instrument;
(c)    This Security Instrument is a valid and enforceable lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions and the First Security Instrument; and
(d)    Subject to the Permitted Exceptions, Trustee, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular all of the Property and property interests granted and conveyed pursuant to this Security Instrument, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.
The representations, warranties and covenants contained in this Section 3.1 shall survive foreclosure of this Security Instrument, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels, or the Intangible Personalty pursuant to any such foreclosure.
3.2    Due Authorization. If Grantor is other than a natural person, then each individual who executes this document on behalf of Grantor represents and warrants to Beneficiary that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Grantor. Grantor represents that Grantor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Security Instrument.
3.3    Other Representations and Warranties. Grantor represents and warrants to Beneficiary as of the date hereof, as follows:
(a)    Grantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Grantor is duly authorized to transact business in and is in good standing under the laws of the State of Texas. The sole Controlling Persons of Grantor are Guarantor, and GC Member;
(b)    The execution, delivery and performance by Grantor of this Security Instrument and the Secured Guaranty are within Grantor’s power and authority and have been duly authorized by all necessary action;
(c)    This Security Instrument is, and the Secured Guaranty will, when delivered hereunder, be valid and binding obligations of Grantor enforceable against Grantor in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;
(d)    The execution, delivery and performance by Grantor of the Secured Guaranty and this Security Instrument will not contravene any contractual or other restriction binding on or affecting Grantor or any Controlling Person will not constitute a default under Grantor’s operating agreement or other instrument to which Grantor is a party or by which Grantor may be bound or affected and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties;
(e)    The execution, delivery and performance by Grantor of the Secured Guaranty and this Security Instrument does not violate or contravene any applicable law;

(f)    No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Grantor of any of the Secured Guaranty and this Security Instrument or the effectiveness of any assignment of any of Grantor’s rights and interests of any kind to Beneficiary;
(g)    No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;
(h)    Neither Grantor nor any Controlling Person has made any assignment for the benefit of creditors, nor has Grantor or any Controlling Person filed, or had filed against it, any petition in bankruptcy;
(i)    There is no pending or, to the best of Grantor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Grantor, any Controlling Person or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;
(j)    Grantor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;
(k)    Access to and egress from the Property are available and provided by public streets, or valid easements appurtenant thereto and Grantor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;
(l)    All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and cable television facilities;
(m)    The Property is located in the City of Houston, Texas, which City does not have a Zoning Code. The development use and operation of the Property as it is currently operated. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;
(n)    There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Grantor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exceptions affecting the Property;
(o)    Grantor and each Controlling Person has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;
(p)    Grantor has not received any written notice from any governmental body having jurisdiction over any part of the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;
(q)    Neither Grantor nor any Controlling Person is in default, in any manner which would adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;
(r)    Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property. No written or oral agreements or understandings exist between Grantor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;
(s)    There are no options to purchase, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;
(t)    There exists no brokerage agreement with respect to the purchase of any part of the Property;
(u)    Except as otherwise disclosed to Beneficiary in writing prior to the date hereof, (i) there are no contracts presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Grantor (without penalty) on thirty (30) days’ notice; (ii) Grantor has heretofore delivered to Beneficiary true and correct copies of each of the Contracts together with all amendments thereto; (iii) Grantor is not in default of any obligations under any of the

Contracts; and (iv) the Contracts represent the complete agreement between Grantor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Grantor. Grantor is not in default under any of the Contracts and no event has occurred which, with the passing of time or the giving of notice, or both, would constitute a default under any of the Contracts;
(v)    Grantor or its tenants have obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as it is currently being operated. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect and are fully paid for, and Grantor has made or will make application for renewals of any of the Permits prior to the expiration thereof;
(w)    All insurance policies held by Grantor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Grantor has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Grantor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;
(x)    Grantor currently complies with ERISA. Neither the making of the Loan nor the exercise by Beneficiary of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA; and
(y)    Grantor’s exact legal name is correctly set out in the introductory paragraph of this Security Instrument. Grantor’s Secretary of State File Number is correctly set forth in the definition of “Grantor” set forth in Article 1 hereof. Grantor’s location (as such term is used in Section 5.8 hereof) is the State of Delaware.
3.4    Continuing Effect. Grantor shall be liable to Beneficiary for any damage suffered by Beneficiary if any of the foregoing representations are inaccurate as of the date hereof, regardless when such inaccuracy may be discovered by, or result in harm to, Beneficiary. Grantor further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Grantor to Beneficiary relative to the Loan Documents shall survive termination of this Security Instrument.
ARTICLE 4
GRANTOR’S AFFIRMATIVE COVENANTS
4.1    Intentionally Deleted.
4.2    Performance of Secured Obligations. Grantor will promptly perform and comply with all other covenants, conditions, and prohibitions required of Grantor by the terms of the Secured Guaranty.
4.3    Other Encumbrances. Grantor will promptly perform and comply with all covenants, conditions, and prohibitions required of Grantor in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.
4.4    Payment of Taxes.
(a)    Property Taxes. Grantor will (i) pay or cause to be paid, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Grantor’s interest and estate in the Property, the Chattels, or the Intangible Personalty, and (ii) within thirty (30) days after each payment of any such tax or assessment, Grantor will deliver to Beneficiary, without notice or demand, an official receipt for such payment if issued by the taxing authority and if not, cancelled checks or other reasonable evidence of payment. At Beneficiary’s option, Beneficiary may retain the services of a firm to monitor the payment of all taxes and assessments relating to the Property, the cost of which shall be borne by Grantor.
(b)    Intentionally Deleted.
(c)    Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against Beneficiary, or against any interest of Beneficiary in any real or personal property encumbered hereby (but excluding any taxes in the nature of income taxes on the overall income or profits of Beneficiary to which Beneficiary may be subject), Grantor will pay such tax, assessment, or other charge before delinquency and will pay to Beneficiary any and all costs, expenses, or diminution of income incurred by Beneficiary in connection therewith. In the event Grantor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Grantor from doing so, then the Note will, at Beneficiary’s option, become due and payable in full upon ninety (90) days’ notice to Grantor, without prepayment premium or penalty.
(d)    Right to Contest. Notwithstanding any other provision of this Section 4.4, Grantor will not be deemed to be in default solely by reason of Grantor’s failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary’s judgment, each of the following conditions is satisfied:

(i)    Grantor and/or Schlumberger Tenant is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and
(ii)    The payment of such tax, assessment, or charge would necessarily and materially prejudice Grantor’s and/or Schlumberger Tenant’s prospects for success in such proceedings; and
(iii)    Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and
(iv)    Grantor deposits or causes to be deposited with Beneficiary, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges, and other costs which Beneficiary estimates are likely to become payable if such contest is unsuccessful.
If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) days after Beneficiary gives notice of such determination.
4.5    Maintenance of Insurance.
(a)    Coverages Required. Grantor shall maintain or cause to be maintained, with insurance companies or associations satisfying the requirements of the Insurance Agreement, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in the Insurance Agreement, the provisions of which are hereby incorporated by this reference.
(b)    Intentionally Deleted.
(c)    Intentionally Deleted.
(d)    Application of Hazard Insurance Proceeds. Grantor shall promptly notify Beneficiary of any damage or casualty to all or any portion of the Property or Chattels. Beneficiary may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Beneficiary’s sole discretion, compromise or settle, in the name of Beneficiary, Grantor, or both any claim for any such insurance proceeds. Any such insurance proceeds shall be paid to Beneficiary and shall be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Beneficiary with respect to an insured casualty may (subject to the terms of any Approved Lease or subordination, non-disturbance and attornment agreement), in Beneficiary’s sole discretion, either (i) be retained and applied by Beneficiary toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Grantor. Notwithstanding the preceding sentence, if (A) no Default or Event of Default shall exist hereunder, and (B) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $500,000.00, and (D) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, then Beneficiary shall apply such proceeds as provided in clause (ii) of the preceding sentence. Beneficiary will have no obligation to see to the proper application of any insurance proceeds paid over to Grantor, nor will any such proceeds received by Beneficiary bear interest or be subject to any other charge for the benefit of Grantor. Beneficiary may, prior to the application of insurance proceeds, commingle them with Beneficiary’s own funds and otherwise act with regard to such proceeds as Beneficiary may determine in Beneficiary’s sole discretion. Notwithstanding anything to the contrary set forth in this Security Instrument, Beneficiary agrees that for so long as the Schlumberger Lease is in full force and effect, the disposition of insurance proceeds for damage or casualty to all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the Schlumberger Lease to the extent that such Schlumberger Lease conflicts with the provisions of this Security Instrument.
(e)    Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Grantor’s rights under all policies of insurance maintained pursuant to this Section.
(f)    TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. (A) GRANTOR IS REQUIRED TO (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED

HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.
4.6    Maintenance and Repair of Property and Chattels. Grantor will at all times maintain or cause the maintenance of the Property and the Chattels in good condition and repair, will diligently prosecute or cause the prosecution of the completion of any building or other improvement which is at any time in the process of construction on the Property, and will (subject to the terms of the Leases) promptly repair, restore, replace, or rebuild, or cause the repair, restoration, replacement or rebuilding of, any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Grantor (or Grantor shall cause the same to be so paid) whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Grantor will comply with, or cause the compliance with (or obtain a legally enforceable variance therefrom), all statutes, ordinances, and other governmental or quasi‑governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may, upon providing Beneficiary with security reasonably satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Subject to the rights of tenants under the Leases, Beneficiary and any person authorized by Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times. Notwithstanding anything to the contrary set forth in this Security Instrument or any other Loan Document, Beneficiary agrees that for so long as the Schlumberger Lease is in full force and effect, to the extent Schlumberger Tenant is obligated to perform certain Property-related operation and maintenance obligations that Grantor is obligated to perform pursuant to the Loan Documents, then Grantor shall perform or cause Schlumberger Tenant to perform such obligations; provided, however, that the forgoing is not intended to limit Grantor’s liability to Beneficiary for any breach of or default under the Loan Documents if such obligations are not performed.
4.7    Leases. Grantor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Grantor shall immediately furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, alleging the default by Grantor in the timely payment or performance of its obligations under such Lease and any subsequent communication related thereto. Grantor shall also promptly furnish to Beneficiary copies of any notices given to Grantor by the lessee under any Lease, extending the term of any Lease, requiring or demanding the expenditure of any sum by Grantor (or demanding the taking of any action by Grantor), or relating to any other material obligation of Grantor under such Lease and any subsequent communication related thereto. Grantor agrees that during the existence of any Event of Default, Beneficiary may advance any sum or take any action which Beneficiary believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Beneficiary, together with all costs and expenses incurred by Beneficiary in connection with action taken by Beneficiary pursuant to this Section, shall be due and payable by Grantor to Beneficiary upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Security Instrument.
4.8    Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Grantor will notify Beneficiary promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Beneficiary may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Beneficiary’s reasonable discretion, compromise or settle, in the names of both Grantor and Beneficiary, any claim for any such award or payment. Any such award or payment is to be paid to Beneficiary and will be applied first to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred by Beneficiary in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Beneficiary’s sole discretion, either (a) be retained by Beneficiary and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Beneficiary may impose, to Grantor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Beneficiary (together with any other funds delivered by Grantor to Beneficiary for such purpose) shall be sufficient, in Beneficiary’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) the cost of such restoration shall not exceed $500,000.00, and (iv) such restoration can be completed, in Beneficiary’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (v) the remaining Property shall constitute, in Beneficiary’s sole judgment, adequate security for the Secured Obligations, then Beneficiary shall apply such proceeds as provided in clause (b) of the preceding sentence. Grantor’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Beneficiary’s application of any such award or payment will take effect only when Beneficiary receives such award or payment. If this Security Instrument has been foreclosed prior to Beneficiary’s receipt of such award or payment, Beneficiary may nonetheless retain such award or payment to the extent required to reimburse Beneficiary for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations. Notwithstanding anything to the contrary set forth in this Security Instrument, Beneficiary agrees that for so long as the Schlumberger Lease is in full force and effect, the disposition of awards or payments resulting from any condemnation or eminent domain taking of all or any portion of the Property and restoration of the Property relating thereto shall be governed by the terms and conditions set forth in the Schlumberger Lease to the extent that such Schlumberger Lease conflicts with the provisions of this Security Instrument.
4.9    Mechanics’ Liens. Grantor will keep (or cause others to keep) the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within forty-five (45) days after the recording thereof. Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this Section if and so long as Grantor or any tenant under a Lease (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, and expense, including attorneys’ fees, which Beneficiary might incur if the asserted lien is determined to be valid.
4.10    Defense of Actions. Grantor will defend, at Grantor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Beneficiary in such property or in the Secured Obligations, and will indemnify and hold Beneficiary harmless for, from and against all losses, damages, claims, liabilities, obligations, judgments, liens, demands, actions, suits, cost, or expense, including attorneys’ fees, which Beneficiary may incur in connection therewith. IT IS THE EXPRESS INTENTION OF GRANTOR AND BENEFICIARY THAT THE INDEMNITY SET FORTH IN THIS SECTION SHALL COVER ACTIONS, PROCEEDINGS OR CLAIMS THAT ARISE FROM THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) OF THE INDEMNIFIED PARTY.
4.11    Expenses of Enforcement. Grantor will pay all costs and expenses, including attorneys’ fees, which Beneficiary may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Beneficiary’s rights and remedies under the Secured Guaranty, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Beneficiary in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.12    Financial Reports. Grantor will comply with the reporting requirements set forth in the Secured Guaranty.
4.13    Priority of Leases. To the extent Grantor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be required to effect such subordination. Conversely, Grantor will, at Beneficiary’s request and Grantor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Beneficiary.
4.14    Inventories; Assembly of Chattels. Grantor will, from time to time at the request of Beneficiary, supply Beneficiary with a current inventory of the Chattels and the Intangible Personalty, in such detail as Beneficiary may require. Upon the occurrence of any Event of Default hereunder, Grantor will at Beneficiary’s request assemble the Chattels and make them available to Beneficiary at any place designated by Beneficiary which is reasonably convenient to both parties.
4.15    Compliance with Laws, Etc.. Grantor shall comply in all material respects or cause compliance in all material respects with (or obtain a legally enforceable variance therefrom) all applicable laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Grantor or the Property.
4.16    Records and Books of Account. Grantor shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property, including, but not limited to, records adequate to correctly reflect all items required in order to determine all Gross Receipts (as such term is used in the Cash Collateral Agreement).
4.17    Inspection Rights. At any reasonable time, and from time to time, Grantor shall permit Beneficiary, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and subject to the rights of tenants under the Leases, visit the Property and to discuss with Grantor the affairs, finances and accounts of Grantor.
4.18    Change of Grantor’s Address or State of Organization. Grantor shall promptly notify Beneficiary if changes are made in Grantor’s address from that set forth in Section 9.10 hereof, or if Grantor shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Grantor shall organize in any state other than the State of Delaware.
4.19    Further Assurances; Estoppel Certificates. Grantor will execute and deliver to Beneficiary upon demand, and pay the costs of preparation and recording thereof, any further documents which Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Grantor will also, within twenty (20) days after any request by Beneficiary, deliver to Beneficiary a signed and acknowledged statement certifying to Beneficiary, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Grantor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.
4.20    Costs of Closing. Grantor shall on demand pay directly or reimburse Beneficiary for any costs or expenses pertaining to the closing of the Loan, including, but not limited to, fees of counsel for Beneficiary, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Beneficiary after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Beneficiary) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Beneficiary for purposes of foreclosing or otherwise enforcing this Security Instrument.
4.21    Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, and impound deposits under this Security Instrument, shall be made by Grantor by electronic funds transfer from a bank account established and maintained by Grantor for such purpose. Grantor shall establish and maintain such an account until the Note is fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Beneficiary as shall be designated by Beneficiary in writing.
4.22    Use. Grantor shall use the Property solely for office, commercial and/or incidental or ancillary uses, and for such other uses that are permitted under Leases approved by Beneficiary in writing, and for no other use or purpose.
4.23    Management. The Property shall be managed by Griffin Capital Essential Asset Property Management, LLC, a Delaware limited liability company (“Property Manager”) under a management agreement previously delivered to, and approved, by Beneficiary (the “Management Agreement”) and sub-managed by Piedmont Office Management, LLC, a Georgia limited liability company (“Sub-Manager”) under a sub-management agreement previously delivered to and approved by Beneficiary (the “Sub-Management Agreement”). Grantor shall not permit any amendment to or modification of the Management Agreement or the Sub-Management Agreement, or management of the Property by any person or entity other than Property Manager or Sub-Manager, without the prior written consent of Beneficiary.
4.24    Intentionally Deleted.
4.25    General Indemnity. Grantor agrees that while Beneficiary has no liability to any person in tort or otherwise as lender and that Beneficiary is not an owner or operator of the Property, Grantor shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) for, from and against any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Grantor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property caused in whole or in part by a breach of any of Grantor’s obligations under the Loan Documents, or arising by reason of any third-party claim asserted against any of the Indemnified Parties, but not due to the gross negligence or willful misconduct of such Indemnified Party), demands, costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (a) Beneficiary, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.
4.26    Duty to Defend, Costs and Expenses. Upon request, whether Grantor’s obligation to indemnify Beneficiary arises under Section 4.25 above or elsewhere in the Loan Documents, Grantor shall defend the Indemnified Parties (in Grantor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties; provided, however, if and to the extent Grantor has no right to approve such counsel, counsel appointed by Grantor’s insurance carrier shall be deemed acceptable to Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Grantor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.25 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Security Instrument.

ARTICLE 5
GRANTOR’S NEGATIVE COVENANTS
5.1    Waste and Alterations. Grantor will not commit or permit any (a) physical waste with respect to the Property or the Chattels and (b) Grantor shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Beneficiary, subject in each instance to the terms of the Leases.
5.2    Zoning and Private Covenants. Grantor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any change in any private restrictive covenant, or any change in any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the prior written consent of Beneficiary. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Grantor will not cause such use to be discontinued or abandoned without the prior written consent of Beneficiary, and Grantor will use commercially reasonable efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.
5.3    Interference with Leases.
(a)    Grantor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.
(b)    Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s sole discretion, Grantor shall not enter into or modify (including without limitation modifications relating to the financial covenants or any financial reporting requirements) any Lease of all or any part of the Property. Any lease, lease modification, lease amendment or lease termination (“Lease Transaction”) for which Beneficiary’s consent is required under the Loan Documents shall be deemed approved by Beneficiary if (i) prior to finalizing negotiations for such Lease Transaction, Grantor has submitted to Beneficiary an approval request package (“Approval Package”) with respect to such Lease Transaction containing a letter requesting Beneficiary’s approval (and containing a signature line on which Beneficiary may evidence its approval of such Lease Transaction) and notifying Beneficiary, in bold enlarged type, that Beneficiary’s approval will be deemed given if it fails to respond within ten (10) Business Days after its receipt of such Approval Package, and Beneficiary thereafter fails to respond within ten (10) Business Days after its receipt of such Approval Package; provided, however, that Grantor shall supply Beneficiary with any other information reasonably requested by Beneficiary with respect to such proposed Lease Transaction within five (5) Business Days after Beneficiary’s receipt of the Approval Package, in which event Beneficiary’s approval shall be deemed given if Beneficiary has not disapproved or approved the Approval Package within ten (10) Business Days after the last to arrive of the proposed Approval Package and any additional information so requested by Beneficiary. Each Approval Package shall contain a description of all of the principal terms of the proposed Lease Transaction, a description of the tenant and its controlling constituents and (with respect to new leases or modifications/amendments) Grantor’s reasonably detailed analysis of the tenant’s creditworthiness (with respect to new leases or modifications/amendments), and a copy of any and all term sheets or letters of intent executed in connection with such Lease Transaction, together with the proposed forms of definitive documentation. Grantor shall deliver to Beneficiary copies of all Leases or modifications promptly upon execution and delivery thereof.
(c)    Except with the prior written consent of Beneficiary, which may be granted or withheld in Beneficiary’s sole discretion, Grantor will not (i) collect rent from all or any part of the Property for more than one month in advance, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Grantor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.
(d)    Without limiting the generality of the foregoing, whether or not Beneficiary’s consent to the cancellation or surrender of any Lease is required hereunder, (i) Grantor shall notify Beneficiary in writing of any cancellation penalties or other consideration as and when received by Grantor in connection with such cancellation or surrender (the “Termination Fees”), which written notice must be delivered to Beneficiary within five (5) days of the payment by the applicable tenant of any such Termination Fees to Grantor, and (ii) at Beneficiary’s sole option, Beneficiary shall be entitled to (A) require that Grantor enter into the TI/LC Reserve (as defined in the Vacancy Risk Agreement) with Beneficiary and deposit such Termination Fees into the TI/LC Reserve, and (B) impose such restrictions and conditions on the timing and amount of disbursements of the Termination Fees from such reserve as Beneficiary may require in its reasonable discretion, including, without limitation the conditions described in Section 6 of the TI/LC Reserve Agreement.
(e)    Subject to Beneficiary’s approval of each Lease, in any circumstance where, pursuant to the terms of the Lease, Grantor’s consent to any action under such Lease shall not be unreasonably withheld or delayed, and such action requires the consent of Beneficiary, Beneficiary’s consent to such action shall likewise not be unreasonably withheld or delayed. In addition, Beneficiary’s consent to such action shall be subject to the deemed approval provisions described in Section 5.3(b) above.

5.4    Transfer or Further Encumbrance of Property.
(a)    Except as permitted in Section 5.4 of the First Security Instrument (which provisions of Section 5.4 of the First Security Instrument are incorporated herein by reference as if set forth herein in full, and shall survive any foreclosure, reconveyance or release of the First Security Instrument as continuing provisions of this Security Instrument), without Beneficiary’s prior written consent, which consent may be granted or withheld in Beneficiary’s sole and absolute discretion, Grantor shall not (i) sell, assign, convey, transfer or otherwise dispose of any direct or indirect legal, beneficial or equitable interest in all or any part of the Property, (ii) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Grantor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (iii) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of, or a direct or indirect interest in, the Property or Grantor or any beneficial or equitable interest in either the Property or Grantor. The provisions of this Section shall not prohibit transfers of title or interest under any will or testament or applicable law of descent. Consent to one such transfer or encumbrance by Beneficiary shall not be deemed a waiver to require such consent to further or future transfers or encumbrances, provided that Beneficiary’s consent to any such transfer or encumbrance under the First Security Instrument shall be deemed its consent to the same under this Security Instrument.
5.5    Further Encumbrance of Chattels. Grantor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the First Security Instrument and the Loan Documents, without the prior written consent of Beneficiary, which may be withheld for any reason.
5.6    Assessments Against Property. Grantor will not, without the prior written approval of Beneficiary, which may be withheld for any reason, hereafter consent to or allow the creation of any so called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, (other than increases in ad valorem real estate taxes from time to time imposed by applicable taxing authorities), and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Grantor or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Beneficiary’s express written consent, the rights of Beneficiary in the Property pursuant to this Security Instrument or following any foreclosure of this Security Instrument, and the rights of any person or entity to whom Beneficiary might transfer the Property following a foreclosure of this Security Instrument, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.
5.7    Transfer or Removal of Chattels. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed are obsolete or are simultaneously replaced with similar items of equal or greater value.
5.8    Change of Name, Organizational I.D. No. or Location. Grantor will not change its name or the name under which it does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Beneficiary of its intention to do so and delivering to Beneficiary such organizational documents of Grantor and executed modifications or supplements to this Security Instrument (and to any financing statement which may be filed in connection herewith) as Beneficiary may require. For purposes of the foregoing, Grantor’s “location” shall mean (a) if Grantor is a registered organization, Grantor’s state of registration, (b) if Grantor is an individual, the state of Grantor’s principal residence, or (c) if Grantor is neither a registered organization nor an individual, the state in which Grantor’s place of business (or, if Grantor has more than one place of business, the Grantor’s chief executive office) is located.
5.9    Improper Use of Property or Chattels. Grantor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.
5.10    ERISA. Grantor shall not engage in any transaction which would cause the Note (or the exercise by Beneficiary of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Beneficiary being deemed in violation of any applicable provisions of ERISA. Grantor shall indemnify, protect, defend, and hold Beneficiary harmless for, from and against any and all losses, liabilities, damages, claims, demands, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Beneficiary’s sole and absolute discretion) that Beneficiary may incur, directly or indirectly, as the result of the breach by Grantor of any warranty or representation set forth in Section 3.3(x) hereof or the breach by Grantor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Security

Instrument. IT IS THE EXPRESS INTENTION OF GRANTOR AND BENEFICIARY THAT THE INDEMNITY SET FORTH IN THIS SECTION SHALL COVER LOSSES, LIABILITIES, DAMAGES, CLAIMS, JUDGMENTS, COSTS AND EXPENSES ARISING FROM THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) OF THE INDEMNIFIED PARTY.
5.11    Intentionally Deleted.
5.12    REA and Other Major Approvals. Without Beneficiary’s prior written consent, which may be granted or withheld in Beneficiary’s reasonable discretion, Grantor shall not enter into or modify any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, operating agreement, or any document recorded against the Property.
5.13    Intentionally Deleted.
ARTICLE 6
EVENTS OF DEFAULT
Each of the following events will constitute an event of default (an “Event of Default”) under this Security Instrument and under each of the other Loan Documents:
6.1    Failure to Make Payment. Grantor’s failure to make any payment when due under the Secured Guaranty or this Security Instrument.
6.2    Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, 5.5 or 5.7 hereof.
6.3    Other Obligations. The failure of Grantor to properly perform any obligation contained herein or in the Secured Guaranty (other than the obligation to make payments under the Secured Guaranty or this Security Instrument) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Beneficiary to Grantor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Grantor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Grantor.
6.4    Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ.
6.5    Liquidation. The liquidation, termination or dissolution of Grantor or any Controlling Person, at any time that Grantor is the borrower under the Loan.
6.6    Appointment of Receiver. The appointment of a trustee or receiver for the assets, or any part thereof, of Grantor, or any Controlling Person, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.
6.7    Assignments. The making by Grantor or any Controlling Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.
6.8    Order for Relief. The entry in bankruptcy of an order for relief for or against Grantor or any Controlling Person.
6.9    Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Grantor or any Controlling Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Beneficiary herein, or in any other document executed in connection herewith.
6.10    Misrepresentation. If any representation or warranty made by Grantor or any Controlling Person, or in any of the other Loan Documents or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, or intentionally misleading in any material respect.
6.11    Judgments. The failure of (a) Grantor or GC Member to pay any money judgment in excess of $10,000.00 or (b) any Controlling Person to pay any money judgment in excess of $200,000.00, in either case against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.
6.12    Admissions Regarding Debts. The admission of Grantor or any Controlling Person in writing, other than to Beneficiary, of any such party’s inability to pay such party’s debts as they become due.

6.13    Assertion of Priority. The assertion of any claim of priority over this Security Instrument, by title, lien, or otherwise, unless Grantor within forty-five (45) days after such assertion either causes the assertion to be withdrawn or provides Beneficiary with such security as Beneficiary may require to protect Beneficiary against all loss, damage, or expense, including attorneys’ fees, which Beneficiary may incur in the event such assertion is upheld.
6.14    Intentionally Deleted.
6.15    Other Liens. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.
6.16    Other Indebtedness. The occurrence of any default by Grantor, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Grantor, or any document or instrument evidencing any obligation to pay such indebtedness.
6.17    Intentionally Deleted.
6.18    Other Loan Documents. Any “Event of Default” (as defined in the Other Loan Documents) under any of the Other Loan Documents shall constitute an Event of Default hereunder and under the other Loan Documents. Any “Event of Default” (as defined in the Other Loan Guaranty Documents) under any of the Other Loan Guaranty Documents shall constitute an Event of Default hereunder and under the Loan Documents. Notwithstanding anything to the contrary contained herein, any “Event of Default” as defined in the First Security Instrument or any of the Loan Documents shall constitute an immediate Event of Default hereunder. Grantor and Beneficiary hereby acknowledge and agree that (i) the owners of Grantor own a direct or indirect interest in the Other Borrowers; (ii) that the foregoing provisions have been made in consideration of, among other things, Beneficiary’s agreement to modify the Loan to Grantor under such terms and conditions as agreed by the parties; and (iii) that this Section 6.18 has been agreed to for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
ARTICLE 7
BENEFICIARY’S REMEDIES
Immediately upon or any time after the occurrence of any Event of Default hereunder, Beneficiary may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Beneficiary may determine in Beneficiary’s sole discretion:
7.1    Performance of Defaulted Obligations. Beneficiary may make any payment or perform any other obligation under the Loan Documents or under Leases which Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor and such appointment is deemed coupled with an interest. All payments made and expenses (including attorneys’ fees and expenses) incurred by Beneficiary in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary. In lieu of advancing Beneficiary’s own funds for such purposes, Beneficiary may use any funds of Grantor which may be in Beneficiary’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.
7.2    Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Grantor to cure or refrain from repeating any Default.
7.3    Acceleration of Secured Obligations. Beneficiary may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.
7.4    Suit for Monetary Relief. With or without accelerating the maturity of the Secured Obligations, Beneficiary may sue from time to time for any payment due under the Secured Guaranty, or for money damages resulting from Grantor’s default under the Secured Guaranty or this Security Instrument.
7.5    Possession of Property. To the extent permitted by law, Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Beneficiary’s name or in the name of Grantor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Beneficiary under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Beneficiary may elect in its sole discretion.
7.6    Enforcement of Security Interests. Beneficiary may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary’s giving of such notice to Grantor at least ten (10) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. Without limiting the generality of the foregoing, it is the express understanding and intent of the parties that as to any personal property interests subject to Chapter 9 of the Code, Beneficiary, upon an Event of Default, may proceed under such Code or may proceed as to both real and personal property interests in accordance with the provisions of this Security Interest and its rights and remedies in respect to real property, and treat both real and personal property interests as one parcel or package of security.
7.7    Foreclosure Against Property.
(a)    Beneficiary or Trustee, upon written request of Beneficiary, may: (i) commence a judicial action to foreclose the lien of this Security Instrument as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof; (ii) exercise the power of sale herein contained, and deliver to Trustee a written statement of breach, notice of default and election to cause Grantor’s interest in the Property to be sold; and/or (iii) deposit with Trustee this Security Instrument and the Secured Guaranty and such receipts and evidence of expenditures made and secured hereby as Trustee may require.
(b)    Upon receipt of such statement and notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Grantor such notice of sale as then required by law and by this Security Instrument. Trustee shall, without other demand on Grantor, after lapse of such time as may then be required by law and after recordation of a notice of sale and after such notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale and in accordance with applicable laws of the State of Texas, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale and Grantor hereby covenants to warrant and defend the title of such purchaser or purchasers.
(c)    After deducting all costs, fees and expenses of Trustee and of this trust, including, without limitation, Trustee’s fees and reasonable attorneys’ fees and costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale in the following priority, to payment of: (i) first, all sums expended under the terms of the Loan Documents, not then repaid, with accrued interest thereon at the Default Rate; (ii) second, all sums due under the Note; (iii) all other sums, then secured thereby; and (iv) the remainder, if any, to the person or persons legally entitled thereto.
(d)    Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.
(e)    Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by the laws of the State of Texas, and any such inconsistency shall be resolved in favor of the State’s law applicable at the time of foreclosure. In any event, all foreclosures under the power of sale which is herein conferred shall be accomplished in accordance with the following provisions:
(i)    Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust. Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices, and the conduct of sale, but in the name and on behalf of Trustee, its successor or substitute.
(ii)    Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party (i) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (ii) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (A) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (B) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.
(iii)    Sale Subject to Unmatured Debt. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Secured Obligations and is not cured within applicable cure periods, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this Security Instrument and to sell the Property subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is an uncured default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.
(iv)    Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the land and the improvements, but also the equipment and other interests constituting a part of the Property or any part thereof, along with the land and the improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property. Any sale of personal property made hereunder shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with, or as part of, and upon the same notice as required for the sale of real property under the power of sale granted herein.
(v)    Trustee’s Deeds. AFTER ANY SALE UNDER THIS SUBSECTION, TRUSTEE SHALL MAKE GOOD AND SUFFICIENT DEEDS, ASSIGNMENTS, AND OTHER CONVEYANCES TO THE PURCHASER OR PURCHASERS THEREUNDER IN THE NAME OF GRANTOR, CONVEYING THE PROPERTY OR ANY PART THEREOF SO SOLD TO THE PURCHASER OR PURCHASERS WITH GENERAL WARRANTY OF TITLE BY GRANTOR. IT IS AGREED THAT IN ANY DEEDS, ASSIGNMENTS OR OTHER CONVEYANCES GIVEN BY TRUSTEE, ABSENT FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, ANY AND ALL STATEMENTS OF FACT OR OTHER RECITALS THEREIN MADE AS TO THE IDENTITY OF BENEFICIARY, THE OCCURRENCE OR EXISTENCE OF ANY EVENT OF DEFAULT, THE NOTICE OF INTENTION TO ACCELERATE, OR ACCELERATION OF, THE MATURITY OF THE SECURED OBLIGATIONS, THE REQUEST TO SELL, NOTICE OF SALE, TIME, PLACE, TERMS AND MANNER OF SALE, AND RECEIPT, DISTRIBUTION, AND APPLICATION OF THE MONEY REALIZED THEREFROM, THE DUE AND PROPER APPOINTMENT OF A SUBSTITUTE TRUSTEE, AND WITHOUT BEING LIMITED BY THE FOREGOING, ANY OTHER ACT OR THING HAVING BEEN DULY DONE BY OR ON BEHALF OF BENEFICIARY OR BY OR ON BEHALF OF TRUSTEE, SHALL BE TAKEN BY ALL COURTS OF LAW AND EQUITY AS PRIMA FACIE EVIDENCE THAT SUCH STATEMENTS OR RECITALS STATE TRUE, CORRECT, AND COMPLETE FACTS AND ARE WITHOUT FURTHER QUESTION TO BE SO ACCEPTED, AND GRANTOR DOES HEREBY RATIFY AND CONFIRM ANY AND ALL ACTS THAT TRUSTEE MAY LAWFULLY DO IN THE PREMISES BY VIRTUE HEREOF.
7.8    Appointment of Receiver. To the extent permitted by law, Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated to (a) take possession of the Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith, (b) exclude Grantor and Grantor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Grantor could legally do if Grantor were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Beneficiary may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.
7.9    Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Beneficiary, whether before or after an Event of Default, Beneficiary may, but shall not be obligated to, use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Grantor and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.
7.10    Collateral for All Obligations. Grantor acknowledges that the Property is collateral for the full amount of the Secured Obligations. Neither Beneficiary nor Trustee shall be required to marshal all or any part of the Property or proceed against all or any part of the Property in any particular sequence, and Beneficiary shall not be limited in the amount it can recover from the Property to satisfy the Secured Obligations.
7.11    Intentionally Deleted.
7.12    Indemnity of Trustee. If any suit or proceeding be brought against the Trustee or Beneficiary relating to this Security Instrument or the loan secured hereby or if any suit or proceeding be brought which may affect the value or title of the Property, Grantor shall defend, indemnify and hold harmless and on demand reimburse Trustee or Beneficiary from any loss, cost, damage or expense unless caused by Trustee’s or Beneficiary’s negligence or willful misconduct and any sums expended by Trustee or Beneficiary shall bear interest at the Default Rate and shall be due and payable on demand. IT IS THE EXPRESS INTENTION OF GRANTOR AND BENEFICIARY THAT THE INDEMNITY SET FORTH IN THIS SECTION SHALL COVER LOSSES, COSTS, DAMAGES AND EXPENSES CAUSED BY THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) OF THE INDEMNIFIED PARTY.
7.13    Civil Action. In the event that Trustee is named as a party to any civil action as Trustee in this Security Instrument, the Trustee shall be entitled to employ an attorney at law, including Trustee if Trustee is a licensed attorney, to represent Trustee in such action and the reasonable attorney’s fee of the Trustee in such action shall be paid by the Beneficiary and added to the principal of the Note secured by this Security Instrument and bear interest at the Default Rate provided in the Note.
7.14    Credit of Beneficiary. To the maximum extent permitted by the laws of the State of Texas, on a sale made under or by virtue of this Article, Beneficiary may bid and acquire the Property, or any part thereof, and in lieu of paying cash thereof may apply to the purchase price, all or any portion of the unpaid Secured Obligations in such order as Beneficiary may elect.
7.15    Prima Facie Evidence. Grantor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Beneficiary may lawfully do by virtue hereof.
ARTICLE 8
ASSIGNMENT OF LEASES AND RENTS
8.1    Assignment of Leases and Rents. Grantor hereby unconditionally and absolutely and presently grants, transfers and assigns unto Beneficiary all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; on the condition that Beneficiary hereby grants to Grantor, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default hereunder. Such license shall be revocable by Beneficiary without notice to Grantor at any time after the occurrence of an Event of Default. Grantor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Grantor or by any person or persons whomsoever; and Grantor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Beneficiary the rights, interest, powers and authorities herein granted and conferred. Failure of Beneficiary at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Beneficiary is not obligated to collect anything hereunder, but is accountable only for sums actually collected.
8.2    Further Assignments. Grantor shall give Beneficiary at any time upon demand any further or additional forms of assignment of transfer of such Rents, Leases and security as may be reasonably requested by Beneficiary, and shall deliver to Beneficiary executed copies of all such Leases and security.
8.3    Application of Rents. Beneficiary shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Beneficiary hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Beneficiary may determine. The acceptance of this Security Instrument by Beneficiary or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.
8.4    Collection of Rents. To the extent not prohibited by applicable law, upon or at any time after an Event of Default shall have occurred and be continuing, Beneficiary may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (i) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (ii) make, cancel, enforce or modify Leases; (iii) obtain and evict tenants; (iv) fix or modify Rents; (v) do any acts which Beneficiary deems reasonably proper to protect the security thereof; and (vi) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Beneficiary is empowered to do, and in the event Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Beneficiary or such persons shall be additional Secured Obligations. Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Security Instrument or invalidate any act done pursuant to such notice.
8.5    Authority of Beneficiary. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Beneficiary hereunder without investigating the reason for any action taken by Beneficiary, or the validity or the amount of indebtedness owing to Beneficiary, or the existence of any default in the Note or this Security Instrument, or under or by reason of this assignment of Rents and Leases, or the application to be made by Beneficiary of any amounts to be paid to Beneficiary. The sole signature of Beneficiary shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Beneficiary for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Beneficiary.
8.6    Indemnification of Beneficiary. Nothing herein contained shall be deemed to obligate Beneficiary to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Grantor shall and does hereby indemnify and hold Beneficiary harmless from any and all liability, loss or damage which Beneficiary may or might incur under any Lease of the Property or by reason of this assignment; and any and all such liability, loss or damage incurred by Beneficiary, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Beneficiary in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Grantor shall reimburse Beneficiary therefor on demand. IT IS THE EXPRESS INTENTION OF GRANTOR AND BENEFICIARY THAT THE INDEMNITY SET FORTH IN THIS SECTION SHALL COVER LIABILITIES, LOSSES AND DAMAGES CAUSED BY THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) OF THE INDEMNIFIED PARTY.
8.7    Texas Assignment of Rents Act. Notwithstanding anything to the contrary in this Security Instrument, the Texas Assignment of Rents Act that was enacted in 2011 and added to the Texas Property Code as new Chapter 64 will govern enforcement of such assignment of rents, the application of proceeds, and the turnover of rents to Beneficiary.

ARTICLE 9
MISCELLANEOUS PROVISIONS
9.1    Time of the Essence. Time is of the essence with respect to all of Grantor’s obligations under the Secured Guaranty and this Security Agreement.
9.2    Joint and Several Obligations. If Grantor is more than one person or entity, then (a) all persons or entities comprising Grantor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Grantor shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Grantor; (c) any breach, Default or Event of Default by any persons or entities comprising Grantor hereunder shall be deemed to be a breach, Default or Event of Default of Grantor; (d) any reference herein contained to the knowledge or awareness of Grantor shall mean the knowledge or awareness of any of the persons or entities comprising Grantor; and (e) any event creating personal liability of any of the persons or entities comprising Grantor shall create personal liability for all such persons or entities.
9.3    Waiver of Homestead and Other Exemptions. To the extent permitted by law, Grantor hereby waives all rights to any homestead or other exemption to which Grantor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Grantor hereby waives any right it may have to require Beneficiary to marshal all or any portion of the security for the Secured Obligations.
9.4    Non-Recourse; Exceptions to Non-Recourse. The recourse of Beneficiary and Trustee with respect to the Secured Obligation and Grantor’s obligations under this Security Agreement shall be solely to the Property, Chattels and Intangible Personalty.
9.5    Rights and Remedies Cumulative. Beneficiary’s rights and remedies under each of the Secured Guaranty and this Security Instrument are cumulative of the right and remedies available to Beneficiary under each of the other such documents and those otherwise available to Beneficiary at law or in equity. No act of Beneficiary shall be construed as an election to proceed under any particular provision of any such documents to the exclusion of any other provision in the same or any other such document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.
9.6    No Implied Waivers. Beneficiary shall not be deemed to have waived any provision of any document unless such waiver is in writing and is signed by Beneficiary. Without limiting the generality of the preceding sentence, neither Beneficiary’s acceptance of any payment with knowledge of a Default by Grantor, nor any failure by Beneficiary to exercise any remedy following a Default by Grantor shall be deemed a waiver of such Default, and no waiver by Beneficiary of any particular Default on the part of Grantor shall be deemed a waiver of any other Default or of any similar Default in the future.
9.7    No Third-Party Rights. No person shall be a third-party beneficiary of any provision of the Secured Guaranty or this Security Instrument. All provisions of the Secured Guaranty or this Security Agreement favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will waive or consent to modification of any such provision in Beneficiary’s sole discretion.
9.8    Preservation of Liability and Priority. Without affecting the liability of Grantor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Security Instrument over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Beneficiary may have under the Secured Guaranty or this Security Instrument; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary.
9.9    Intentionally Deleted.
9.10    Notices. Any notice required or permitted to be given by Grantor or Beneficiary under this Security Instrument shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:
If to Grantor:
The GC Net Lease (Houston Enclave) Investors, LLC
2121 Rosecrans Avenue, Suite 3321
El Segundo, California 90245
Attention: Mr. Joseph E. Miller

with a copy to:
Griffin Capital Corporation
790 Estate Drive, Suite 180
Deerfield, IL 60015
Attention: Mary Higgins, Esq.
If to Beneficiary:
The Variable Annuity Life Insurance Company
National Union Fire Insurance Company of Pittsburgh, PA.
c/o AIG Investments
777 S. Figueroa St., 16th Floor
Los Angeles, California 90017
Attn: Director-Mortgage Lending and Real Estate
with a copy to:
Greenberg Traurig, LLP
1200 17th Street, 24th Floor
Denver, Colorado 80202
Attn: Peter C. Kelley, Esq.
Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GRANTOR OR BENEFICIARY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT BENEFICIARY'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY DESIGNATE AND APPOINT:
C T Corporation System
111 Eighth Avenue
13th Floor
New York, NY 10011
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (I) SHALL GIVE PROMPT NOTICE TO BENEFICIARY OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR OR REFUSES TO CONSENT TO SUCH DESIGNATION AS AUTHORIZED AGENT FOR GRANTOR PURSUANT TO A WRITTEN CONSENT IN FORM AND SUBSTANCE SATISFACTORY TO BENEFICIARY.
9.11    Defeasance. Upon payment and performance in full of all of the Secured Obligations, Beneficiary will execute and deliver to Grantor such documents as may be required to release this Security Instrument of record.
9.12    Illegality. If any provision of this Security Instrument is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Security Instrument, the legality, validity, and enforceability of the remaining provisions of this Security Instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Security Instrument a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Security Instrument shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations. The required payments of unsecured portions of the Secured Obligations provided for in this Section 9.12 may be deemed to be interest under applicable law.
9.13    Intentionally Deleted.
9.14    Obligations Binding Upon Grantor’s Successors. THE TRUSTEE MAY RESIGN OR TRUSTEE BE REMOVED BY THE BENEFICIARY AT ANY TIME WITH OR WITHOUT CAUSE IN THE MANNER PROVIDED BY LAW IN WRITING EXECUTED BY BENEFICIARY. BENEFICIARY MAY AT ANY TIME APPOINT A SUCCESSOR TRUSTEE IN THE MANNER PROVIDED BY LAW. UPON THE MAKING OF ANY SUCH APPOINTMENT AND DESIGNATION, ALL OF THE ESTATE AND TITLE OF TRUSTEE IN THE PROPERTY SHALL VEST IN THE NAMED SUCCESSOR TRUSTEE AND WHICH SHALL THEREUPON SUCCEED TO, AND SHALL HOLD, POSSESS AND EXECUTE, ALL THE RIGHTS, POWERS, PRIVILEGES, IMMUNITIES AND DUTIES HEREIN CONFERRED UPON TRUSTEE. ALL REFERENCES HEREIN TO “TRUSTEE” SHALL BE DEEMED TO REFER TO TRUSTEE (INCLUDING ANY SUCCESSOR(S) OR SUBSTITUTE(S) APPOINTED AND DESIGNATED AS HEREIN PROVIDED) FROM TIME TO TIME ACTING HEREUNDER. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE TRUSTEE SHALL HAVE THE RIGHT TO RELY ON ANY INSTRUMENT, DOCUMENT OR SIGNATURE AUTHORIZING OR SUPPORTING ANY ACTION TAKEN OR PROPOSED TO BE TAKEN BY HIM HEREUNDER, BELIEVED BY HIM IN GOOD FAITH TO BE GENUINE. ALL MONEYS RECEIVED BY TRUSTEE SHALL, UNTIL USED OR APPLIED AS HEREIN PROVIDED, BE HELD IN TRUST FOR THE PURPOSES FOR WHICH THEY WERE RECEIVED, BUT NEED NOT BE SEGREGATED IN ANY MANNER FROM ANY OTHER MONEYS (EXCEPT TO THE EXTENT REQUIRED BY LAW), AND TRUSTEE SHALL BE UNDER NO LIABILITY FOR INTEREST ON ANY MONEYS RECEIVED BY HIM HEREUNDER. GRANTOR HEREBY RATIFIES AND CONFIRMS ANY AND ALL ACTS WHICH THE HEREIN NAMED TRUSTEE OR HIS SUCCESSOR OR SUCCESSORS, SUBSTITUTE OR SUBSTITUTES, IN THIS TRUST, SHALL DO LAWFULLY BY VIRTUE HEREOF. GRANTOR WILL REIMBURSE TRUSTEE FOR, AND SAVE HIM HARMLESS AGAINST, ANY AND ALL LIABILITY AND EXPENSES WHICH MAY BE INCURRED BY HIM IN THE PERFORMANCE OF HIS DUTIES. THE FOREGOING INDEMNITY SHALL NOT TERMINATE UPON DISCHARGE OF THE SECURED OBLIGATIONS OR FORECLOSURE, OR RELEASE OR OTHER TERMINATION, OF THIS SECURITY INSTRUMENT.
9.15    Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.
9.16    Attorneys’ Fees. If Beneficiary refers this Security Instrument or the Secured Guaranty to any attorney for collection or seeks legal advice following the occurrence of an Event of Default by or with respect to Grantor that has not been waived by Beneficiary expressly in writing, or if Beneficiary is the prevailing party in any action instituted on this Security Instrument or the Secured Guaranty, or if any other judicial or non-judicial proceeding is instituted by Beneficiary or any other person (provided that with respect to any judicial or non-judicial action instituted by any other person, either (A) such person shall consist of Grantor or any affiliate thereof, or (B) such proceeding shall include Grantor or any affiliate thereof as a party thereto, and the facts alleged, on the basis of which any cause of action or claim shall be asserted in such proceeding, involve the action(s) or omission(s) on the part of Grantor or any affiliate thereof under this Security Instrument or the Secured Guaranty), and an attorney is employed by Beneficiary to appear in any such action or proceeding, or in any action that materially affects Beneficiary’s interest in this Security Instrument or the Property, or to seek appointment of a receiver to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Beneficiary’s interest in this Security Instrument or any other security for the Note (including, but not limited to, proceedings under federal bankruptcy law, in eminent domain, under the probate code, on appeal (provided that for Beneficiary to recover appeal costs from Grantor hereunder, Beneficiary shall have to be judicially determined to be a prevailing party in such appeal), in arbitration, or in connection with any municipal, state or federal tax lien), then Grantor and every endorser hereof and every person who assumes the obligations secured by this Security Instrument or the Secured Guaranty jointly and severally promise(s) to pay reasonable attorneys’ fees for services performed by Beneficiary’s attorneys, and all costs and expenses (including, without limitation, expert witness reasonable fees, costs of exhibit preparation, document reproduction, postage, telecommunication expenses and courier charges), incurred incident to such employment. If such fees are not paid within ten (10) Business Days after demand therefor by Beneficiary, all such costs and expenses shall bear interest at the Default Rate and the repayment thereof shall also be secured by every instrument securing the indebtedness evidenced hereby.
9.17    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BENEFICIARY AND GRANTOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT NOT PROHIBITED BY LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS SECURITY INSTRUMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY INSTRUMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY AND GRANTOR TO ENTER INTO THE LOAN.
9.18    Governing Laws. The substantive, procedural and internal laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Security Instrument, without regard to the conflicts of laws principles of such State.
9.19    Inconsistency. In the event of any inconsistency between the terms of the Loan Documents and the terms of that certain Mortgage Loan Application between Grantor and Beneficiary, as amended, the terms of the Loan Documents shall govern and control in all respects.
9.20    Economic Sanctions, Anti-Money Laundering, Etc.. Grantor represents, warrants and covenants to Beneficiary that:
(a)    None of the Grantor, the Guarantor nor any OFAC Controlling Persons is or shall become: (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons (an “OFAC Listed Person”) published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), or (ii) an agent, department, or instrumentality of, or otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of any sanctions programs administered and/or enforced by OFAC, or (iii) blocked by or a target of United States economic sanctions.
(b)    Neither the Grantor, the Guarantor nor any OFAC Controlling Person:  (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. economic sanctions violations, or (ii) to Grantor’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. economic sanctions violations, or (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. economic sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
(c)    None of the Grantor, Guarantor, the OFAC Controlling Persons, nor the officers and directors of any of them:  (i) are owned or controlled by the government or a national of Cuba, Iran, Sudan, Burma (Myanmar), North Korea or Syria, (ii) are located in Cuba, Iran, Sudan, Burma (Myanmar), North Korea or Syria, or (iii) does business in or with Cuba, Iran, Sudan, North Korea, Burma (Myanmar) or Syria.
(d)    Grantor shall promptly deliver to Beneficiary any certification or other evidence reasonably requested from time to time by Beneficiary confirming Grantor’s compliance with this Section.  The representations, warranties and covenants set forth in this Section shall be deemed repeated and reaffirmed by Grantor as of each date that Grantor makes a payment to Beneficiary under the Note, this Security Instrument and the other Loan Documents or receives any payment from Beneficiary.  Grantor shall promptly notify Beneficiary in writing should Grantor become aware of any change in the information set forth in these representations, warranties and covenants.
For the purposes of the foregoing Section:
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
“OFAC Controlling Person” means any person or entity that controls either the Grantor or the Guarantor, and all holders of 25% or more of the partnership, voting stock, membership or other ownership interest of the Grantor or Guarantor (as applicable), and/or any of the foregoing Controlling Persons.
“Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Grantor, Guarantor or Controlling Person (as applicable) conducts all or any part of its business, or which asserts jurisdiction over any properties of any of the foregoing, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
9.21    Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time without cause and Beneficiary may substitute a successor or successors to any Trustee named herein or acting hereunder by an instrument in writing executed and acknowledged by Beneficiary mailed to Grantor and recorded in the county in which the Property is located, and complying with all other provisions of applicable law. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named Trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation as set forth above and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Obligations secured hereby have been paid in full or until the Property is sold hereunder. Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall, without conveyance form the Trustee predecessor, vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to the trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
9.22    Co-Lending.
(a)    Notwithstanding that the Secured Guaranty guarantees the obligations of the borrower under each of the Other Loans, each of which Other Loans is evidenced by 2 separate promissory notes, Beneficiary agrees that the “Holder” (as defined in such promissory notes) of each such separate promissory notes for each Other Loan shall pursue the same remedies simultaneously under such promissory notes with respect to such Other Loan and under the Secured Guaranty and the Other Loan Documents relating to such Other Loan as if such Other Loan were evidenced by only one promissory note.
(b)    Grantor and Guarantor shall be entitled to rely, shall be obligated to rely, and shall be fully protected in relying upon any written resolution, notice, consent, approval, waiver, certificate, affidavit, letter, telegram, facsimile, telex, e-mail, statement or other document (each a “Communication”) believed by it to be genuine and correct and solely to the extent that such Communication is signed, sent or made by both VALIC and NUF in connection with the Loan. Any Communication not signed or sent by or on behalf of both VALIC and NUF shall not be valid.
9.23    NO ORAL AGREEMENTS. THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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[SIGNATURE PAGE TO SECOND DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS SECURING GUARANTY (TEXAS)]
IN WITNESS WHEREOF, Grantor has executed and delivered this Security Instrument as of the date first mentioned above.
THE GC NET LEASE (HOUSTON ENCLAVE) INVESTORS, LLC,
a Delaware limited liability company
By: The GC Net Lease (Houston Enclave) Member, LLC,
a Delaware limited liability company,
its Sole Member
By: Griffin Capital Essential Asset Operating Partnership, L.P.,
a Delaware limited partnership,
its Sole Member
By: Griffin Capital Essential Asset REIT, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Joseph E. Miller
Joseph E. Miller, Chief Financial Officer